Exhibit 99.1
                                                                    ------------


LINCOLN BANK
--------------------------------------------------------------------------------
1121 East Main St.
Plainfield, Indiana 46168


                 LINCOLN BANCORP REPORTS THIRD QUARTER EARNINGS

For Immediate Release

Wednesday, October 22, 2003

Lincoln Bancorp (Nasdaq: LNCB) (the "Company"), the holding company of Lincoln Bank (the "Bank"), announced today that net income for the third quarter ended September 30, 2003 was $838,000, or $.21 for basic and $.20 for diluted earnings per share. This compared to net income for the comparable period in 2002 of $1,443,000, or $.33 for basic and $.32 for diluted earnings per share. Return on assets was .59% and return on equity was 4.25% for the third quarter of 2003 compared to 1.13% and 6.75%, respectively, for the same period last year.

Net income for the nine-month period ended September 30, 2003 was $2,778,000, or $.70 for basic and $.68 for diluted earnings per share. This compared to $3,495,000, or $.80 for basic and $.77 for diluted earnings per share for the same period of 2002. Return on average assets was .67% and return on average equity was 4.67% compared to .93% and 5.45%, respectively, for same period ended September 30, 2002.

Assets totaled $578.6 million at September 30, 2003, an increase from December 31, 2002 of $56.7 million for an annualized growth rate of over 14%. This growth occurred in net loans, up $73.4 million from yearend 2002. Cash and interest-bearing deposits in other banks declined by $12.9 million and investment securities available for sale declined $6.3 million.

Deposits totaled $325.0 million at September 30, 2003, an increase of $54.6 million or an annualized rate of nearly 27% from December 31, 2002. The majority of this growth was demand deposits, up $14.8 million; money market deposits, up $29.4 million; and certificates of deposit, up $7.8 million from yearend 2002. Federal Home Loan Bank advances increased $5.0 million to $168.0 million.

Net interest income for the third quarter of 2003 was $3,907,000 compared to $4,209,000 for the same period in 2002. Net interest margin was 2.89% for the three-month period ended September 30, 2003 compared to 3.42% for the same period in 2002. The average yield on earning assets decreased .95% for the third quarter of 2003 compared to the same period in 2002. The average cost of interest-bearing liabilities decreased .64% from the third quarter of 2002 to the third quarter of 2003. This decreased spread from 2.77% to 2.46%, or .31%. Although spreads have declined 31 basis points from the third quarter of 2002 to the third quarter of 2003, the effect has not been as significant as seen in much of the industry. During 2003 the Bank has been taking steps to help mitigate the effect of continued shrinking spreads. This has been accomplished by reducing the amount of residential real estate loans sold and maintaining a growth mode in commercial lending with greater spreads than alternative short-term cash investments.

Net interest income year-to-date through September 30, 2003 was $11,642,000 compared to $12,064,000 for the same period in 2002. Net interest margin was 2.97% through September 30, 2003 down from 3.33% for the same nine-month period one year ago. Net interest income was down from one year ago as a result of declining margins and reduced spreads.

The Bank's provision for loan losses for the third quarter 2003 was $189,000 compared to $83,000 for the same period in 2002. Non-performing loans to total loans at September 30, 2003 were .50% compared to .58% at December 31, 2002, while non-performing assets to total assets were .49% at September 30, 2003 compared to .44% at December 31, 2002. Net charge-offs for the quarter ended September 30, 2003 were $5,000 compared to $10,000 for the same period in 2002. The provision for the first nine months of 2003 was $623,000 compared to $163,000 last year for the same nine-month period. The increased provision in 2003 was primarily the result of loan growth and added risk in the loan portfolio due to a higher concentration of commercial loans. Net charge-offs totaled $111,000 for the nine months ended September 30, 2003 compared to $0 for the same period last year. The allowance for loan losses at September 30, 2003 was $3.4 million and .80% as a percentage of total loans compared to a balance at December 31, 2002 of $2.9 million and .82% of total loans. The lower ratio was the result of an increase in the mix of residential real estate loans compared to other loan categories. Residential real estate loans typically have less risk than other types of loans and thus require less allocated allowance.

Other income for the three months ended September 30, 2003 was $744,000 compared to $1,267,000 for the same quarter of 2002. Net realized and unrealized gains (losses) on sale of loans declined to $75,000 from $665,000 during the same period in 2002. There were no gains on sale of securities for the third quarter of 2003 compared to $165,000 of gains during the third quarter of 2002. Miscellaneous other income increased to $474,000 during the third quarter of 2003 from $285,000 during the same quarter of 2002. Other income for the nine months ended September 30, 2003 was $2,732,000 compared to $2,510,000 for the same period last year. This improvement was led by an increase in miscellaneous other income, up $664,000 over the same nine-month period in 2002 due primarily to additional bank owned life insurance. This was offset by a reduction in gain on the sale of loans totaling $738,000 this year compared to $1,087,000 last year and by a $200,000 reduction in gain on sale of securities.

Other expenses were $3,318,000 for the three months ended September 30, 2003 compared to $3,170,000 for the same three months of 2002. Primary reasons for the increase were from normal operating cost increases plus the addition of our second de novo branch in the Greenwood market during October 2002. Other expenses for the nine months ended September 30, 2003 were $10,032,000 compared to $9,118,000 for the same period last year, an increase of $914,000. Salaries and employee benefits increased $397,000, net occupancy expenses increased $131,000, equipment expenses increased $184,000, data processing increased $144,000 and other expenses increased $152,000 during the nine months ended September 30, 2003 over the same period in 2002. A majority of the increase was due to the addition of the new Greenwood branch, remodeling of our Brownsburg branch and improvements made to our information technology infrastructure.

The book value of Lincoln Bancorp common stock was $17.78 per share at September 30, 2003 compared to $17.56 at December 31, 2002.

On September 1, 2003, Lincoln Federal Savings Bank changed its name to Lincoln Bank.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Brownsburg, Crawfordsville, Frankfort, Greenwood and Mooresville.

Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Lincoln Bancorp intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and include this statement for purposes of invoking these safe-harbor provisions. The ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially from actual results are general economic conditions, unforeseen international political events, changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, substantial changes in financial markets, changes in real estate values and the real estate market, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


Contact:
Tim Unger
President and CEO
tunger@lincolnbank.biz
317-839-6539

                                                   LINCOLN BANCORP
                                  SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                                     (Unaudited)
                                    (Dollars in Thousands, Except Per Share Amounts)
                                                                                         September 30    December 31
                                                                                             2003           2002
                                                                                         ------------    -----------
Balance Sheet Data:
     Total assets                                                                         $ 578,578       $ 521,857
     Loans, net (including loans held for sale)                                             429,660         356,268
     Cash and interest-bearing deposits in other banks                                       14,431          27,298
     Investment securities available for sale                                                93,273          99,600
     Investment securities held to maturity                                                   1,745           1,780
     Deposits                                                                               324,963         270,367
     Federal Home Loan Bank advances and repurchase agreements                              168,035         163,009
     Note payable                                                                                 -             249
     Stockholders' equity                                                                    78,397          82,120

     Book value per common share                                                          $   17.78       $   17.56
     Shares outstanding                                                                   4,409,791       4,676,401
     Equity to assets                                                                         13.55%          15.74%
     Non-performing assets to total assets                                                     0.49%           0.44%
     Non-performing loans to total loans                                                       0.50%           0.58%
     Allowance for loan losses to total loans                                                  0.80%           0.82%


                                                       Three Months Ended September 30   Nine Months Ended September 30
                                                             2003             2002           2003            2002
                                                       ----------------  -------------   ------------   ---------------
Operating Data:
     Interest Income:
        Loans                                               $6,549           $6,303         $19,126         $18,707
        Investment securities                                  866            1,521           2,962           4,409
        Deposits with financial institutions                    23               90             130             250
        Dividends on FHLB stock                                104              122             326             357
                                                            ------           ------         -------         -------
           Total interest income                             7,542            8,036          22,544          23,723
                                                            ------           ------         -------         -------
     Interest Expense:
        Deposits                                             1,593            1,904           4,881           5,883
        Borrowings                                           2,042            1,923           6,021           5,776
                                                            ------           ------         -------         -------
           Total interest expense                            3,635            3,827          10,902          11,659
                                                            ------           ------         -------         -------
     Net Interest Income                                     3,907            4,209          11,642          12,064
        Provision for loan losses                              189               83             623             163
                                                            ------           ------         -------         -------
     Net Interest Income After Provision for Loan Losses     3,718            4,126          11,019          11,901
                                                            ------           ------         -------         -------
     Other Income (Losses):
        Service charges on deposit accounts                    228              191             636             541
        Net realized and unrealized gains on sale of loans      75              665             738           1,087
        Net realized gains on sale of securities available
          for sale                                               -              165             (35)            165
        Equity in losses of limited partnership                (33)             (39)           (105)           (117)
        Other                                                  474              285           1,498             834
                                                            ------           ------         -------         -------
           Total other income (losses)                         744            1,267           2,732           2,510
                                                            ------           ------         -------         -------
     Other Expenses:
        Salaries and employee benefits                       1,819            1,685           5,263           4,866
        Net occupancy expenses                                 200              170             613             482
        Equipment expenses                                     211              171             691             507
        Data processing expense                                304              259             955             811
        Professional fees                                       91              116             292             297
        Mortgage servicing rights amortization                  22               81             155             243
        Advertising and business development                   105              111             314             308
        Goodwill and core deposit intangible amortization       23               26              71              78
        Other                                                  543              551           1,678           1,526
                                                            ------           ------         -------         -------
           Total other expenses                              3,318            3,170          10,032           9,118
                                                            ------           ------         -------         -------
     Income before income taxes                              1,144            2,223           3,719           5,293
     Income taxes                                              306              780             941           1,798
                                                            ------           ------         -------         -------
     Net income                                             $  838           $1,443         $ 2,778         $ 3,495
                                                            ======           ======         =======         =======

     Basic earnings per share                               $ 0.21           $ 0.33         $  0.70         $  0.80
                                                            ======           ======         =======         =======
     Diluted earnings per share                             $ 0.20           $ 0.32         $  0.68         $  0.77
                                                            ======           ======         =======         =======
Other Data:
     Interest rate spread                                     2.46%            2.77%           2.51%           2.66%
     Net interest margin                                      2.89%            3.42%           2.97%           3.33%
     Return on average assets                                 0.59%            1.13%           0.67%           0.93%
     Return on average equity                                 4.25%            6.75%           4.67%           5.45%